UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	47-1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR 97005	97005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 505-5670

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 24, 2020, Great Ajax Corp., a Maryland corporation (the “Company”), issued a press release (the “Press Release”) announcing that the Company will pay its previously declared dividend of $0.32 per share in shares of the Company’s common stock (valued based upon the $9.14 per share closing price on the record date). As previously announced by the Company on February 27, 2020, the dividend will be payable on March 27, 2020 to the Company’s common stockholders of record as of March 17, 2020. A copy of the Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website.

The information provided in Item 8.01 of this report, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated March 24, 2020

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.

Date: March 24, 2020	By:	/s/ Mary Doyle
Mary Doyle
Chief Financial Officer